UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 15, 2007

Date of Report

(Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-33489	91-1144498
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 Eastlake Avenue East, Seattle, Washington 98102-3702

(Address of Principal Executive Offices, including Zip Code)

(206) 442-6600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of November 15, 2007, the Board of Directors of ZymoGenetics, Inc. (“ZymoGenetics”) amended and restated the Amended and Restated Bylaws of ZymoGenetics (the “Amended Bylaws”) to, among other things, provide for a new Section 6.7, which states:

“Notwithstanding any other provisions herein, the Board may authorize the issuance of some or all of the shares of any or all of the corporation’s classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a record containing the information required on certificates by applicable Washington law.”

This new section was adopted in response to rules issued by Nasdaq that require Nasdaq-listed companies to be eligible for a Direct Registration Program by January 1, 2008. A Direct Registration Program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. The new rule does not require issuers to actually participate in a Direct Registration Program or to eliminate physical stock certificates. However, listed securities must be “eligible” for such a program. Accordingly, the amendment clarifies the ability of the Board of Directors to authorize ZymoGenetics to issue or transfer shares of stock without certificates as provided under Washington law.

In addition, the Amended Bylaws provide for changes relating to the following: (i) methods by which notice of meeting may be provided to shareholders and directors, including by electronic transmission (Sections 2.5 and 3.7), and by which waivers of notice of meeting for shareholders and directors may be provided to ZymoGenetics, including by electronically transmitted records (Sections 2.7 and 3.8); (ii) the ability of shareholders to vote by proxy through electronic transmission (Section 2.12); (iii) the Board’s ability to set the date and location of its annual meeting by resolution (Section 3.4); (iv) the ability of the Board to take action without a meeting pursuant to electronically transmitted records (Section 3.12); (v) clarification of the duties and powers of the President (Section 4.7); and (vi) certain clerical and consistency changes.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of ZymoGenetics, Inc. (effective November 15, 2007)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Dated: November 16, 2007	By	/s/ James A. Johnson
James A. Johnson
Executive Vice President,
Chief Financial Officer

Exhibit Index

3.1	Amended and Restated Bylaws of ZymoGenetics, Inc. (effective November 15, 2007)